Exhibit 10.1.4
Execution Version

SECOND AMENDMENT
SECOND AMENDMENT under the Credit Agreement referred to below, dated as of February 15, 2017 (this “Second Amendment”), among THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent Borrower”) and the Administrative Agent (as defined below).
RECITALS
WHEREAS, the Parent Borrower is party to that certain Credit Agreement, dated as of June 30, 2016 (as amended by the First Amendment, dated as of February 3, 2017 (the “First Amendment”) and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the several banks and other financial institutions from time to time parties thereto, Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), Credit Agricole Corporate and Investment Bank, as syndication agent, and Bank of America, N.A., Bank of Montreal, BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, each as a co-documentation agent; and
WHEREAS, pursuant to Section 11.1(d)(z) of the Credit Agreement, the Parent Borrower and the Administrative Agent desire to amend the Credit Agreement to cure the omission of the phrase “December 31” before the phrase “ending thereafter” in the last row of the column headed “Fiscal Quarter Ending” in Section 8.9 of the Credit Agreement.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Section 2.    Amendment.
(a)        Section 8.9 of the Credit Agreement (Financial Covenant) is hereby amended and restated in its entirety as follows:
“8.9    Financial Covenant.    Commencing with the fiscal quarter ending December 31, 2016, the Parent Borrower shall not permit the Consolidated First Lien Leverage Ratio as at the last day of the Most Recent Four Quarter Period ending during any period set forth below to exceed the ratio set forth below opposite such period below:

Fiscal Quarter Ending	Consolidated First Lien Leverage Ratio
December 31, 2016	3.00:1.00
March 31, 2017	3.25:1.00
June 30, 2017	3.25:1.00
September 30, 2017	3.25:1.00
December 31, 2017, and each March 31, June 30, September 30 and December 31 ending thereafter	3.00:1.00
”
Section 3.    Conditions to Effectiveness of the Second Amendment. This Second Amendment shall become effective upon execution by the Parent Borrower and the Administrative Agent (the “Effective Date”).
Section 4.    Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 5.    Loan Document. This Second Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by the First Amendment and this Second Amendment.
Section 6.    Governing Law. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
Section 7.    Headings. The headings of this Second Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 8.    Miscellaneous. The provisions of Sections 11.13 and 11.15 of the Credit Agreement are incorporated by reference herein and made a part hereof mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.
THE HERTZ CORPORATION

By:    /s/ R. Scott Massengill
    Name: R. Scott Massengill
    Title: Senior Vice President & Treasurer

[Signature Page to Second Amendment]

BARCLAYS BANK PLC,
as Administrative Agent

By:    /s/ Craig Malloy
    Name: Craig Malloy
    Title: Director